EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-65940 on Form S-8 of Zimmer Holdings, Inc. of our report dated June 17, 2009 appearing in this Annual Report on Form 11-K of Zimmer Puerto Rico Savings and Investment Program for the years ended December 31, 2008 and 2007.
/s/ Crowe Horwath LLP
South Bend, Indiana
June 17, 2009